UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CASCAL B.V.*
(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State of incorporation or organization)	(IRS Employer Identification No.)
Biwater House
Station Approach
Dorking
Surrey RH4 1TZ, United Kingdom
44 (0) 1306 746080
(Address of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class of Securities to be Registered:	Name of Each Exchange on Which Each Class is to be Registered:

Common Shares, par value Euro 0.50 per share	New York Stock Exchange
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
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If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
☐

*	The registrant will be converted to a Dutch public limited liability company and renamed Cascal N.V. prior to the completion of the offering.

Securities Act registration statement file number to which this Form relates: 333-148508.
Securities to be registered pursuant to Section 12(g) of the Act:
     None.
Item 1.     Description of Registrant’s Securities to be Registered:
     See “Description of Capital Stock” in the preliminary prospectus included in registrant’s Registration Statement on Form F-1 (File No. 333-148508), as filed with the Securities and Exchange Commission on January 7, 2008, which is hereby incorporated by reference, including any amendments thereto. Any prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Act shall be deemed to be incorporated by reference into this registration statement.
Item 2.     Exhibits:
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the class of securities registered hereby is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CASCAL B.V.
By:	/s/ D. G. Sayers
	Name:	David Sayers
	Title:	Chief Commercial Officer

Date: January 18, 2008

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